SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)               November 25, 2002


                          THE PROCTER & GAMBLE COMPANY
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             (Exact name of registrant as specified in its charter)


    Ohio                          1-434                       31-0411980
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(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                Number)

One Procter & Gamble Plaza, Cincinnati, Ohio                    45202
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code   (513) 983-1100
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ITEM 5.  OTHER EVENTS

         The Procter & Gamble Company (the "Company") has been advised that A.G. Lafley, Chairman of the Board, President and Chief Executive of the Company, entered into a stock trading plan on November 25, 2002, designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1, directors and officers may adopt a prearranged plan or contract for the sale of Company securities under specified conditions and at specified times. Mr. Lafley's plan allows for the sale of a total of 32,000 shares of the Company's common stock over a one year period, and provides for sales of specified share amounts at specified market prices, subject to specified limitations. Sales pursuant to this plan may begin in August 2003 and will terminate on May 30, 2004, unless terminated sooner in accordance with the plan's terms. This plan was established during the Company's trading "window." In addition, Mr. Lafley has informed the Company that he will publicly disclose any stock sales made under the Rule 10b5-1 plan as required by the securities laws. Except as may be required by law, the Company does not undertake to report plans by other Company officers or directors, nor to report modifications, terminations, transactions or other activities under Mr. Lafley's plan or the plan of any other officer or director.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE PROCTER & GAMBLE COMPANY


                                       /S/ SHARON E. ABRAMS
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                                       Sharon E. Abrams, Secretary
                                       November 26, 2002